Exhibit 99.1

November 7, 2019

We are pleased to report your company’s financial results for the quarter ended September 30, 2019. Net income for the quarter was $2.7 million, an increase of 18.5% over the third quarter of 2018, and earnings per share was $0.62, an increase of 19.2% over the same period in 2018. Net income for the nine months ended September 30, 2019 was $7.9 million, or 5.3% over the first nine months of 2018, and $1.77 per share, or 5.3%, over the same period in 2018.

Total assets were $844.9 million as of September 30, 2019, an increase of $65.2 million, or 8.4%. from $779.7 million as of September 30, 2018. Total loans increased $27.8 million, or 4.3% since September 30, 2018 to reach $671.5 million as of September 30, 2019. Total deposits grew $49.0 million, or 7.3%, during the comparison periods to reach $716.7 million as of September 30, 2019. The Company had total capital of $70.6 million with a book value per share of $15.80 as of September 30, 2019 compared to $60.8 million and $13.61 per share as of September 30, 2018.

Interest income was $26.7 million for the nine months ended September 30, 2019, compared to $23.6 million for the nine months ended September 30, 2018, an increase of $3.1 million, or 13.1%. Interest income in 2018 was reduced by a one-time adjustment of $310 thousand that did not occur in 2019 and the increase in the volume of earning assets drove the increase for the comparison period. Interest expense was $4.1 million for nine months ended September 30, 2019 compared to $2.5 million for the prior period, an increase of $1.7 million, or 67.5%. Increases in customer deposits balances and rates paid on those accounts contributed to the increase in expense.

Total noninterest income was $7.4 million and $7.1 million for the nine months ended September 30, 2019 and September 30, 2018, respectively. Total noninterest expenses were $20.3 million for nine months ended September 30, 2019 compared to $19.0 million for the same period in 2018.

Notable variances for the nine months ended September 30, 2019 compared to the prior year included an increase in gain on sale of loans of $558 thousand, an increase in salaries and wages of $765 thousand offset by a decrease in employee benefits of $508 thousand related to the termination of the company defined benefit pension plan in 2018, and an increase in equipment costs of $190.

The Company’s return on average assets was 1.31% and return on average equity was 15.64% for the nine months ended September 30, 2019. These key financial metrics along with balance sheet growth and results of operations are within the range of our expectations for 2019.

We recently opened two full service branch locations in Jericho and Williston, Vermont. These locations are located in Chittenden County, Vermont’s most populous and economically vibrant region. The Williston location also houses our robust mortgage lending operation previously located in rented space in South Burlington, Vermont. Growth in Chittenden County is an important part of our organic growth strategy.

The Board of Directors also declared a cash dividend of $0.31 per share payable November 7, 2019 to shareholders of record as of October 28, 2019. As a reminder, a dividend reinvestment plan (DRIP) to facilitate further investments in your company is available. Information on the DRIP may be found at www.ublocal.com under Investor Relations.

Sincerely

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 20 banking offices, two loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 127 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke -Chair	Neil J. Van Dyke - Chair
ASSETS	SEPT 30, 2019	SEPT 30, 2018	SEPT 30, 2019		SEPT 30, 2018	SEPT 30, 2019	SEPT 30, 2018	Timothy W. Sargent-Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Jeffrey G. Coslett- Vice President
				(3 months ended)		(9 months ended)
								Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer
Cash and Due from Banks	$5,126	$4,063	Interest Income	$9,131	$8,095	$26,708	$23,609
								Dawn D. Bugbee	John H. Steel - Secretary
								John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Federal Funds Sold & Overnight Deposits	24,774	9,837	Interest Expense	1,497	1,086	4,128	2,464	Nancy C. Putnam
			Net Interest Income	7,634	7,009	22,580	21,145	David S. Silverman
Interest Bearing Deposits in Banks	7,062	9,747						John H. Steel
			Provision for Loan Losses	150	150	350	300	Schuyler W. Sweet
Investment Securities	85,886	72,133	Net Interest Income After Provision for Loan Losses	7,484	6,859	22,230	20,845	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	13,561	7,457
			Trust Income	168	195	519	579	DIRECTORS
Loans, net	658,904	637,130	Noninterest Income	2,564	2,257	6,835	6,496	Neil J. Van Dyke -Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent -Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(5,808)	(5,610)	Noninterest Expenses:					Joel S. Bourassa	Stanley T. Fillion - Northern NH
			Salaries & Wages	3,072	2,745	8,773	8,008	Steven J. Bourgeois	Rosemary H. Gingue - St. Johnsbury
Premises and Equipment, net	22,507	15,747						Dawn D. Bugbee	John M. Goodrich - St. Johnsbury
			Employee Benefits	1,043	1,144	3,097	3,299	John M. Goodrich	Christopher M. Knapp - Northern NH
Accrued Interest & other Assets	32,876	29,154						Nancy C. Putnam	Coleen K. Kohaut - St. Albans
								David S. Silverman	Justin P. Lavely - St. Johnsbury
Total Assets	$844,888	$779,658	Occupancy Expense, net	428	338	1,287	1,069	John H. Steel	Daniel J. Luneau - St. Albans
								Schuyler W. Sweet	Mary K. Parent - St. Johnsbury
			Equipment Expense	625	528	1,764	1,574		Samuel H. Ruggiano - St. Albans
									David S. Silverman - All
			Other Expenses	1,833	1,770	5,400	5,005		Schuyler W. Sweet - Northern NH
								Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	SEPT 30, 2019	SEPT 30, 2018	Total	7,001	6,525	20,321	18,955

			Income Before Taxes	3,215	2,786	9,263	8,965	VERMONT
Noninterest Bearing Deposits	$137,239	$126,596
								Berlin	1028 US Route 302	802.476.0061
Interest Bearing Deposits	419,646	407,965	Income Tax Expense	477	475	1,374	1,457	Danville	421 Route 2 East	802.684.2211
								Fairfax	Jct. Routes 104 & 128	802.849.2600
Time Deposits	159,844	133,162	Net income	$2,738	$2,311	$7,889	$7,508	Hardwick	103 VT Route 15 West	802.472.8100
								Jeffersonville	5062 VT Route 15	802.644.6600
Borrowed Funds	47,164	41,990	Earnings per share	$0.62	$0.52	$1.77	$1.68	Jericho	368 VT Route 15	802.899.7500
								Johnson	198 Lower Main Street	802.635.6600
Accrued Interest & Other Liabilities	10,382	9,168	Book Value Per Share			$15.80	$13.61	Lyndonville	183 Depot Street	802.626.3100
								Morrisville	20 Lower Main Street	802.888.6600
Common Stock	9,892	9,882							65 Northgate Plaza	802.888.6860
								St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	1,099	897						St. Johnsbury	364 Railroad Street	802.748.3131
Retained Earnings									325 Portland Street	802.748.3121
	62,645	60,686						Stowe	47 Park Street	802.253.6600
Accumulated Other Comprehensive Income (Loss)	1,163	(6,612)						Williston	Branch
									31 Market St	802.878.7900
									Loan Center
Treasury Stock at Cost	(4,186)	(4,076)							31 Market St	802.865.1000

Total Liabilities & Shareholders' Equity	$844,888	$779,658						NEW HAMPSHIRE
Standby letters of credit were $2,308,000 and $2,125,000 at September 30, 2019 and 2018, respectively.								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408
								N. Woodstock	155 Main Street	603.745.2488